Exhibit 3.4

THIRD Amended and Restated Bylaws

As Adopted on May 8, 2019

ARTICLE I

OFFICES

Section 1.Name.  The name of the corporation is Approach Resources Inc. (hereinafter called the “Corporation”).

Section 2.Registered Office.  The registered office of the Corporation required by the state of incorporation of the Corporation to be maintained in the state of incorporation of the Corporation shall be the registered office named in the certificate of incorporation of the Corporation, or such other office as may be designated from time to time by the Board of Directors in the manner provided by law.

Section 3.Other Offices.  The Corporation shall also have such offices, and keep the books and records of the Corporation as may be required by law, and at such other place or places as the Board of Directors may from time to time determine or the business of the Corporation require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.Annual Meetings.  The annual meetings of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held during each calendar year on a date and at such hour as may be fixed by the Board of Directors at such place as designated by the Board of Directors in the notice of such meeting.

Section 2.Special Meetings.  Special meetings of the stockholders for any purpose or purposes may be called by a majority of the entire Board of Directors, the Chairman of the Board of Directors (the “Chairman of the Board”) or the Chief Executive Officer.  Only such business as is specified in the notice of any special meeting of the stockholders shall come before such meeting.

Section 3.Notice of Meetings.  Except as otherwise provided by law, written notice of each meeting of the stockholders, whether annual or special, shall be given, either by personal delivery or by mail, not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder of record entitled to notice of the meeting.  If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Each such notice shall state the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called.  Notice of any meeting of stockholders shall not be required to be given to any stockholder who shall attend such meeting in person or by proxy without protesting, prior to or at the commencement of the meeting, the lack of proper notice to such stockholder. The Board of Directors may, at any time prior to the holding of a meeting of stockholders, cancel, postpone or reschedule such meeting upon public announcement given prior to the time previously scheduled for such meeting of stockholders. Notice of adjournment of a meeting of stockholders need not be given if the time and place to which it is adjourned are announced at such meeting, unless the adjournment is for more than thirty (30) days or, after adjournment, a new record date is fixed for the adjourned meeting.

Section 4.Quorum; Adjournment of Meetings.

(a)Unless otherwise required by law or provided in the certificate of incorporation of the Corporation (the “Certificate of Incorporation”) or these Bylaws, (i) the holders of a majority of the shares of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at any meeting of the stockholders for the transaction of business and (ii) where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.  The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

(b)Notwithstanding the other provisions of the Certificate of Incorporation or these Bylaws, the chairman of the meeting or the holders of a majority of the issued and outstanding stock, present in person or represented by proxy and entitled to vote thereat, at any meeting of stockholders, whether or not a quorum is present, shall have the power to recess or adjourn such meeting at any time and for any reason, without any notice other than announcement at the meeting of the time and place of the holding of the recessed or adjourned meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at such meeting.  At such recessed or adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally called.

Section 5.Voting.  At each meeting of the stockholders, in all matters, other than the election of directors (except as otherwise required by law or provided in the Certificate of Incorporation), the affirmative vote of the holders of a majority of such stock so present or represented by proxy at any meeting of stockholders at which a quorum is present and entitled to vote on such matter shall constitute the act of the stockholders.  There shall be no separate votes of classes of capital stock, except as specifically required by law, the Certificate of Incorporation, or the Bylaws.  Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of the directors.  Where a separate vote by a class or classes is required (except as otherwise required by law or provided in the Certificate of Incorporation), the affirmative vote of the majority of the shares of such class or classes present in person or represented by proxy at the meeting and entitled to vote on such matter shall be the act of such class.  Each stockholder entitled to vote at any meeting of stockholders may authorize any person or persons to act for such stockholder by a proxy signed by such stockholder or such stockholder’s attorney-in-fact.

Unless otherwise required by law or provided in the Certificate of Incorporation, each stockholder shall on each matter submitted to a vote at a meeting of stockholders have one vote for each share of the stock entitled to vote which is registered in his name on the record date for the meeting.  For the purposes hereof, each election to fill a directorship shall constitute a separate matter.  Shares registered in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the organizational documents of such entity may determine. Shares registered in the name of a deceased person may be voted by the executor or administrator of such person's estate, either in person or by proxy.

All voting, except as required by the Certificate of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, upon request of the chairman of the meeting or upon demand therefor by stockholders holding a majority of the issued and outstanding stock present in person or by proxy at any meeting, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. All elections of directors shall be by written ballots, unless otherwise provided in the Certificate of Incorporation.

At any meeting at which a vote is taken by written ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of such inspector's ability. Such inspector shall receive the written ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

Unless otherwise provided in the Certificate of Incorporation, cumulative voting for the election of directors shall be prohibited.

Section 6.Participation in Meeting by Means of Communication Equipment.  Any stockholder may participate in any meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 7.Notice of Stockholder Business.  At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting of stockholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors or (iii) properly brought before a meeting by a stockholder who is a stockholder of record on the date of the giving of the notice provided for in this Section 7 and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice provisions set forth in this Section 7.  For business to be properly brought before a meeting by a stockholder, it must be a proper matter for stockholder action under the Delaware General Corporation Law, and the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, notice by a stockholder must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) and no more than one hundred twenty (120) calendar days prior to the one year anniversary of the date of the Corporation’s proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than sixty (60) days prior to the meeting in the case of a special meeting; provided however, that if a public announcement of the date of the special meeting is not given at least seventy (70) days before the scheduled date for such special meeting, then a stockholder’s notice shall be timely if it is received at the principal executive offices of the Corporation within ten (10) days following the date public notice of the meeting date is first given, whether by press release or other public filing.

To be in proper written form, notice by a stockholder to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the stockholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder and such other beneficial owner,  (iv) any material interest of the stockholder and such other beneficial owner in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual or special meeting to bring such business before such meeting.  In no event shall an announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 8.Nomination of Director Candidates.Subject to any provision of the Certificate of Incorporation or any Certificate of Designations establishing the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the stockholders may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any stockholder entitled to vote in the election of directors generally who complies with the procedures set forth in these Bylaws and who is a stockholder of record at the time notice is delivered to the Secretary of the Corporation and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice provisions set forth in this Section 8.  Subject to any provision of the Certificate of Incorporation or any Certificate of Designations establishing the rights of holders of any class or series of capital stock then outstanding, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such stockholder’s intent to make such nominations has been given in writing to the Secretary of the Corporation.

To be timely, notice of a stockholder nomination for a director to be elected must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) and no more than one hundred twenty (120) calendar days prior to the one year anniversary of the date of the Corporation’s proxy statement issued in connection with the prior year’s annual meeting in the case of an annual meeting, and not less than sixty (60) days prior to the meeting the case of a special meeting; provided however, that if a public announcement of the date of the special meeting is not given at least seventy (70) days before the scheduled date for such special meeting, then a stockholder’s notice shall be timely if it is received at the principal executive offices of the Corporation within ten (10) days following the date public notice of the meeting date is first given, whether by press release or other public filing.

To be in proper written form, notice by a stockholder to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the annual or special meeting (i) the name and address of the stockholder who intends to make the nomination, of the beneficial owner, if any on whose behalf the nomination is being made and of each person to be nominated, (ii) a representation that the stockholder is the holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice, (iii) a description of all the arrangements or understandings between the stockholder or such beneficial owner and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in solicitations of proxies for the election of directors in an election contest or is otherwise required pursuant to the federal securities laws and regulations, had the nominee been nominated, or intended to be nominated, by the

Board of Directors and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

Notwithstanding the foregoing, in the event that the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 130 days prior to such meeting, a stockholder’s notice required by this Section 8 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation no later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.  In no event shall an announcement of an adjournment or postponement of a meeting of stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

Section 9.Stockholder List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in the name of such stockholder, shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The stockholder list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 10.Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. Proxies for use at any meeting of stockholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting.  A written proxy may be in the form of a telegram, cablegram or other means of electronic transmission which sets forth or is submitted with information from which it can be determined that the telegram, cablegram or other means of electronic transmission was authorized by the person.  All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

No proxy shall be valid after three (3) years from its date, unless the proxy provides for a longer period.  Each proxy shall be revocable unless expressly provided therein to be irrevocable and coupled with an interest sufficient in law to support an irrevocable power.

Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, each proxy so attending shall be entitled to exercise such powers in respect of such portion of the shares as is equal to the reciprocal of the fraction equal to the number of proxies representing such shares divided by the total number of shares represented by such proxies.

Section 11.Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it and such shares shall not be counted for quorum purposes. Nothing in this Section 11 shall be construed as limiting the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 12.Stockholder Action.  Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

ARTICLE III

BOARD OF DIRECTORS

Section 1.Number.  The Board of Directors shall consist of not less than three (3) and not more than nine (9) directors, and the exact number of directors which shall constitute the Board of Directors shall be fixed from time to time by resolution of the Board; provided, however, that no decrease in the number of directors constituting the Board shall have the effect of shortening the term of any incumbent director.  None of the directors needs to be a stockholder of the Corporation or a resident of the State of Delaware.

Section 2.Vacancies. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the authorized number of directors, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director so chosen to fill a vacancy shall hold office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of such director’s successor and to such director’s earlier death, resignation or removal.  If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3.Quorum and Manner of Acting.  A majority of the entire Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board.  In the absence of a quorum, a majority of the directors present may adjourn the meeting to another time and place.  At any adjourned meeting at which a quorum is present, any business that might have been transacted at the meeting as originally called may be transacted.

Section 4.Regular and Special Meetings.  Regular meetings of the Board of Directors shall be held at such times and places as the Board shall from time to time by resolution determine.  Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President, or by at least two (2) of the directors.

Section 5.Participation in Meeting by Means of Communication Equipment.  Any one or more members of the Board of Directors or any committee thereof may participate in any meeting of the Board or of any such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 6.Committees.  The Board of Directors may, by unanimous resolution, designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation.

The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  Any such committee, to the extent provided in the resolution, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that in the absence or disqualification of any member of such committee or committees the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 7.Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as a director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 8.Resignations.  Any director of the Corporation may at any time resign by giving written notice to the Board of Directors, the Chairman of the Board, the President or the Secretary of the Corporation.  Such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 9.Reliance upon Books, Reports and Records.  A member of the Board of Directors, or a member of any committee designated by the Board of Directors, shall, in the performance of such person's duties, be protected to the fullest extent permitted by law in relying upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation.

Section 10.Consents.  Any action which may be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting in compliance with Delaware General Corporation Law.

ARTICLE IV

NOTICES

Section 1.Whenever, under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Notice to directors may also be given by prepaid telegram, facsimile, or reputable courier service.

Section 2.Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V

OFFICERS

Section 1.Number, Term of Office.  The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers or agents with such titles and such duties as the Board of Directors may from time to time determine (including a Chief Operating Officer), each to have such authority, functions or duties as in these Bylaws provided or as the Board may from time to time determine, and each to hold office for such term as may be prescribed by the Board and until such person’s successor shall have been chosen and shall qualify, or until such person’s death or resignation, or until such person’s removal in the manner hereinafter provided.  The Chairman of the Board shall be elected from among the directors.  One person may hold the offices and perform the duties of any two or more of said officers; provided, however, that no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Certificate of Incorporation of the Corporation or these Bylaws to be executed, acknowledged or verified by two (2) or more officers.  The Board may from time to time authorize any officer to appoint and remove any such other officers and agents and to prescribe their powers and duties.  The Board may require any officer or agent to give security for the faithful performance of such person’s duties.

Section 2.Removal.  Any officer may be removed, either with or without cause, by the Board of Directors at any meeting thereof called for that purpose, or, except in the case of any officer elected by the Board, by any committee or superior officer upon whom such power may be conferred by the Board.

Section 3.Resignation.  Any officer may at any time resign by giving written notice to the Board of Directors, the President or the Secretary of the Corporation.  Any such resignation shall take effect at the date of receipt of such notice or at any later date specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.Vacancies.  A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the Board of Directors in the manner prescribed in these Bylaws for election to such office.

Section 5.Chairman of the Board.  The Chairman of the Board shall preside at meetings of the Board of Directors and of the stockholders. He shall have general power to execute bonds, mortgages and other instruments requiring a seal, under the seal of the Corporation, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent. When the Board of Directors designates the Chairman of the Board as the Chief Executive Officer of the Corporation he shall have general supervision, direction and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have such other specific duties as shall be assigned to him by the Board of Directors from time to time.

Section 6.Chief Executive Officer.  The Chief Executive Officer shall be the chief executive officer of the Corporation and as such shall have general supervision and direction of the business and affairs of the Corporation, subject to the control of the Board of Directors.  The Chief Executive Officer shall, if present and in the absence of the Chairman of the Board, preside at meetings of the stockholders and at meetings of the Board of Directors.  The Chief Executive Officer shall perform such other duties as the Board may from time to time determine.  The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or any committee thereof empowered to authorize the same, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.

Section 7.President.  The President, in the absence or disability of the Chairman of the Board and the Chief Executive Officer, shall preside at meetings of the Board of Directors and of the stockholders and shall perform the duties and exercise the powers of the Chairman of the Board. He shall have general power to execute deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors or any committee thereof empowered to authorize the same, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. When designated as Chief Executive Officer of the Corporation, the President shall have general supervision, direction and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect; otherwise, he shall be the chief operating officer of the Corporation and shall perform such other duties as may be prescribed by the Board of Directors or by the Chairman of the Board.

Section 8.Vice Presidents.  Each Vice President shall have such powers and duties as shall be prescribed by the Chairman of the Board, the President or the Board of Directors.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board or any committee thereof empowered to authorize the same, except when the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent.

Section 9.Treasurer.  The Treasurer shall perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board, the President or the Board of Directors.

Section 10.Secretary.  It shall be the duty of the Secretary to act as secretary at all meetings of the Board of Directors and of the stockholders and to record the proceedings of such meetings in a book or books to be kept for that purpose; the Secretary shall see that all notices required to be given by the Corporation are duly given and served; the Secretary shall be custodian of the seal of the Corporation and shall affix the seal or cause it to be affixed to all certificates of stock of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws.  The Secretary shall have charge of the stock ledger and also of the other books, records and papers of the Corporation and shall see that the reports, statements and other documents required by law are properly kept and filed; and the Secretary shall in general perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to such person by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.

Section 11.Assistant Treasurers and Secretaries.  The Assistant Treasurers and the Assistant Secretaries shall perform such duties as shall be assigned to them by the Treasurer or Secretary,

respectively, or by the Chairman of the Board, Chief Executive Officer, President or the Board of Directors.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

Section 1.Power to Indemnify in Actions, Suits or Proceedings.  Subject to Section 2 of this Article VI, the Corporation shall indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), any person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Article VI, Section 2 of these Bylaws, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this section of Article VI shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition.

Section 2.Indemnification by a Court.  Notwithstanding anything to the contrary contained herein, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in the Delaware General Corporation Law.  Notice of any application for indemnification pursuant to this Section 2 shall be given to the Corporation promptly upon the filing of such application.  If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 3.Expenses Payable in Advance.  Expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized this Article VI.

Section 4.Nonexclusivity of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by or granted pursuant to this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in this Article VI shall be made to the fullest extent permitted by law.  The provisions of this Article VI shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 5.Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

Section 6.Certain Definitions.  For purposes of this Article VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.  For purposes of this Article VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner not opposed to the best interests of the Corporation.

Section 7.Survival of Indemnification and Advancement of Expenses.  The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 8.Limitation on Indemnification.  Notwithstanding anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 2 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

Section 9.Indemnification of Employees and Agents.  The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VI to directors and officers of the Corporation.

ARTICLE VII

CAPITAL STOCK

Section 1.Certificates of Stock.  The Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its capital stock shall be uncertificated shares.  The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the certificate of incorporation of the Corporation, as shall be approved by the Board of Directors.  Every holder of capital stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by the Chairman of the Board, the Chief Executive Officer, President, a Vice President or such other officer as designated by the Board of Directors and the Secretary or an assistant Secretary or the Treasurer or an assistant Treasurer of the Corporation representing the number of shares (and, if the capital stock of the Corporation shall be divided into classes or series, certifying the class and series of such shares) owned by such stockholder which are registered in certified form; provided, however, that any of or all the signatures on the certificate may be facsimile. The stock record books and the blank stock certificate books shall be kept by the Secretary or at the office of such transfer agent or transfer agents as the Board of Directors may from time to time determine.  In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder’s name and number of shares.

Section 2.Transfer of Shares.  In respect of certificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon surrender and cancellation of certificates for a like number of shares. Upon surrender to the Corporation or a transfer agent of the Corporation of such certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. In respect of uncertificated shares of capital stock, such shares of capital stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives upon the compliance with such rules and procedures as may be proscribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or such other officer as designated by the Board of Directors.

Section 3.Ownership of Shares.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock of the Corporation as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the state of incorporation of the Corporation.

Section 4.Regulations Regarding Certificates.  The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

Section 5.Lost or Destroyed Certificates.  The Board of Directors may determine the conditions upon which the Corporation may issue a new certificate for shares of capital stock in place of a certificate theretofore issued by it which is alleged to have been lost, stolen or destroyed and may require the owner of such certificate or such owner’s legal representative to give bond, with surety sufficient to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate in the place of the one so lost, stolen or destroyed.

ARTICLE VIII

MISCELLANEOUS

Section 1.Seal.  The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved from time to time by the Board of Directors.  The seal may be used by causing it or a facsimile thereof to be impressed, affixed, imprinted or in any manner reproduced.

Section 2.Facsimile Signatures.  In addition to the provision for the use of facsimile signatures elsewhere in these Bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

Section 3.Application of Bylaws.  In the event that any provision of these Bylaws is or may be in conflict with any law of the United States, of the state of incorporation of the Corporation or of any other governmental body or power having jurisdiction over the Corporation, or over the subject matter to which such provision of these Bylaws applies, or may apply, such provision of these Bylaws shall be inoperative to the extent only that the operation thereof unavoidably conflicts with such law or provision, and shall in all other respects be in full force and effect.

ARTICLE IX

AMENDMENTS

These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws be contained in the notice of such special meeting.  Any adoption, amendment or repeal of these Bylaws or adoption of new bylaws by the Board of Directors shall require the approval of a majority of the total number of directors fixed by resolution of the Board of Directors regardless of whether there exist any vacancies in such fixed number of directorships.  In addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by the certificate of incorporation, the affirmative vote of the holders of at least sixty-seven percent (67%) of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation or to adopt new bylaws.

ARTICLE X

Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by  any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (3) any action arising pursuant to any provision of the Delaware General Corporation Law, or (4) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article X.